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                                                               SHAWMUT NATIONAL CORPORATION                          EXHIBIT 12
                                                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                                                      RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                                                           PREFERRED STOCK DIVIDEND REQUIREMENTS
                                                Nine months
                                                   ended
(in thousands)                                 September 30,                       Year ended December 31,
                                               -------------  -------------------------------------------------------------------
                                                    1995           1994          1993         1992          1991          1990
EARNINGS
Income (loss) before income taxes,
    extraordinary credit and cumulative
    effect of accounting changes                $   377,721   $   371,604   $   289,476  $   108,625   $  (169,223)  $  (155,672)
  Portion of rents representative
  of the interest factor                             12,589        16,891        18,037       19,525        19,491        19,903
  Interest on other borrowings                      368,613       368,347       262,413      192,240       217,739       340,650
  Interest on notes and debentures                  122,930        94,807        70,646       59,321        60,436        63,105
  Amortization of debt issuance cost                    741           844         1,394          594           618           578
Earnings including interest on deposits             882,594       852,493       641,966      380,305       129,061       268,564
  Interest on deposits                              500,451       406,346       420,966      622,436       933,665     1,253,609
Earnings excluding interest on deposits         $ 1,383,045   $ 1,258,839   $ 1,062,932  $ 1,002,741   $ 1,062,726   $ 1,522,173

FIXED CHARGES
  Portion of rents representative
    of the interest factor                      $    12,589   $    16,891   $    18,037  $    19,525   $    19,491   $    19,903
  Interest on other borrowings                      368,613       368,347       262,413      192,240       217,739       340,650
  Interest on notes and debentures                  122,930        94,807        70,646       59,321        60,436        63,105
  Amortization of debt issuance cost                    741           844         1,394          594           618           578
Fixed charges excluding interest on deposits        504,873       480,889       352,490      271,680       298,284       424,236
  Interest on deposits                              500,451       406,346       420,966      622,436       933,665     1,253,609
Fixed charges including interest on deposits    $ 1,005,324   $   887,235   $   773,456  $   894,116   $ 1,231,949   $ 1,677,845

COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDEND
REQUIREMENTS
  Fixed charges excluding interest on deposits  $   504,873   $   480,889   $   352,490  $   271,680   $   298,284   $   424,236
  Preferred stock dividend requirements              31,874        24,117        23,438       15,952         2,262         2,328
                                                $   536,747   $   505,006   $   375,928  $   287,632   $   300,546   $   426,564

  Fixed charges including interest on deposits  $ 1,005,324   $   887,235   $   773,456  $   894,116   $ 1,231,949   $ 1,677,845
  Preferred stock dividend requirements              31,874        24,117        23,438       15,952         2,262         2,328
                                                $ 1,037,198   $   911,352   $   796,894  $   910,068   $ 1,234,211   $ 1,680,173

RATIOS
  Earnings to fixed charges
      Excluding interest on deposits                 1.75 x        1.77 x        1.82 x       1.40 x        0.43 x        0.63 x
      Including interest on deposits                 1.38          1.42          1.37         1.12          0.86          0.91
  Earnings to combined fixed charges and
    preferred stock dividend requirements
    Excluding interest on deposits                   1.64          1.69          1.71         1.32          0.43          0.63
      Including interest on deposits                 1.33          1.38          1.33         1.10          0.86          0.91

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